United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2015

Date of Report

FUTURE HEALTHCARE OF AMERICA

(Exact name of Registrant as specified in its Charter)

Wyoming	000-54917	45-5547692
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

420 Royal Palm Way, Suite 100

Palm Beach, Florida  33480

 (Address of Principal Executive Offices)

(561) 693-1422

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Future Healthcare of America,” the “Company,” “we,” “our,” “us” and words of similar import refer to Future Healthcare of America, the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-

economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

-

competition within our chosen markets and industries; and

-

our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Item 4.02 – Non-Reliance on Previously Issued Financial Statement or a Related Audit Report of Completed Interim Review.

On August 10, 2015, the audit committee of the board of directors of Future Healthcare of America (the “Company”) concluded that the Company’s unaudited interim consolidated financial statements as of September 30, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and March 31, 2015, and for the quarters then ended (the “Interim Financial Statements”), and the audited consolidated financial statements as of December 31, 2013 and December 31, 2014, and for the years then ended (the “Audited Financial Statements”) should no longer be relied upon.

As a result of an adjustment by management to the amortization of the discount, a non-cash line item, on the note payable from straight-line to the effective interest method and a reclassification of the fair value of registered shares from additional paid in capital to derivative liability, a non-cash line item, as the conversion feature has a ratchet provision, which was not reflected on the Interim Financial Statements and the Audited Financial Statements, the Audit Committee of the Company’s Board of Directors determined (following discussion with the Company’s independent accountants) that it was necessary to have the Interim Financial Statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013, March 31, 2014, June 30 2014, September 30, 2014 and March 31, 2015 and the Audited Financial Statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2013 and December 31, 2014 restated.

The Company has prepared and will file the restated financial statements which reflect the reclassification of approximately $154,166 decreasing additional paid in capital and recording a non-cash derivative liability that was adjusted to gain on derivative liability over the life of the note payable resulting in an increase in retained earnings of $154,166 as of March 31, 2015.  The net effect of the adjustment to the restated financial statements for the quarters ended September 30, 2013, March 31, 2014, June 30 2014, September 30, 2014, March 31, 2015 and the years ended December 31, 2013 and 2014 is the timing of amortization related to the non-cash discount on the convertible note payable, and timing of underreporting of the non-cash gain on derivative liability, resulting in no change in total equity as of March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTCARE OF AMERICA

Date:	August 11, 2015	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
President